PROSPECTUS SUPPLEMENT                                         File No. 333-38792
---------------------                                             Rule 424(b)(3)
(To Prospectus Supplement and Prospectus dated
June 16, 2000 and June 15, 2000, respectively)
Prospectus number:      2059


                             Merrill Lynch & Co., Inc.
                           Medium Term Notes, Series B
                   Due Nine Months or More from Date of Issue


                               Floating Rate Notes


Principal Amount:  $200,000,000        Original Issue Date:    December 15, 2000

CUSIP Number:      59018Y DA6          Stated Maturity Date:   January 4, 2002

Interest Calculation:                  Day Count Convention:
---------------------                  ---------------------
[X]  Regular Floating Rate Note        [X]  Actual/360

[ ]  Inverse Floating Rate Note        [ ]  30/360

       (Fixed Interest Rate):          [ ]  Actual/Actual

Interest Rate Basis:
--------------------
[ ]  LIBOR                             [ ]  Commercial Paper Rate

[ ]  CMT Rate                          [ ]  Eleventh District Cost of Funds Rate

[ ]  Prime Rate                        [ ]  CD Rate

[X]  Federal Funds Rate                [ ]  Other (see attached)

[ ]  Treasury Rate
   Designated CMT Page:                Designated LIBOR Page:
        CMT Telerate Page:                  LIBOR Telerate Page:
        CMT Reuters Page:                   LIBOR Reuters Page:


Index Maturity:         N/A               Minimum Interest Rate:  Not Applicable

Spread:                 0.150%            Maximum Interest Rate:  Not Applicable

Initial Interest Rate:  TBD               Spread Multiplier:      Not Applicable

Interest Reset Dates:      Daily,  commencing  December  15,  2000  through  the
                           maturity date; subject to the following business day convention

Interest Payment Dates:    Quarterly,  on the 4th of April,  July,  October  and
                           maturity commencing April 4, 2001; subject to the following business day convention

Repayment at the
Option of the Holder:      The  Notes  cannot  be  repaid  prior  to the  Stated
                           Maturity Date.

Redemption at the
Option of the Company:     The Notes  cannot  be  redeemed  prior to the  Stated
                           Maturity Date.

Form: The Notes are being issued in fully registered book-entry form.

Trustee:                   The Chase Manhattan Bank

Dated:                     December 12, 2000